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                                                                   EXHIBIT 10.22

                      THIRD AMENDMENT TO CREDIT AGREEMENT

     THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of March 1, 2002, by and between Shoe Pavilion Corporation, a Washington corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                    RECITALS
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     WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of February 27, 2001, as amended from time to time ("Credit Agreement").

     WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

     1. Section 4.8.(b) and (c) are hereby deleted in their entirety, and the following substituted therefor:

               "(b) Net income after taxes not less than $1.00 on an annual basis, determined as of each fiscal year end, and pre-tax profit not less than $1.00 on a semi-annual basis, determined as of the fiscal quarter ending June and the fiscal quarter ending December, except net loss is permitted in the last quarter of fiscal year ending 2001 and the first quarter of 2002.

                (c) EBITDA, determined as of each fiscal quarter end on a rolling four quarter basis, not less than $3,750,000.00 as of fiscal quarter ending March 2002, not less than $3,500,000.00 as of fiscal quarter ending June 2002, and not less than $3,100,000.00 quarterly thereafter, with "EBITDA" defined as net profit before tax plus interest expense (net of capitalized interest expense), depreciation expense and amortization expense."

     2. Except as specifically provided herein, all terms and conditions of the Credit Agreement remains in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

     3. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.


                                        WELLS FARGO BANK
SHOE PAVILLION CORPORATION               NATIONAL ASSOCIATION


By: /s/ John D. Hellmann                 By:  /s/ Alita Marshall
   -----------------------                 ----------------------
    John D. Hellmann                        Alita Marshall
Title: Vice President                      Vice President
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